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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 2000 (except with respect to the matter discussed in the last paragraph of Note 5, as to which the date is February 1, 2000) included in CAREER EDUCATION CORPORATION's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.




                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
March 27, 2000